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                                                                 EXECUTION COPY








                               CENDANT CORPORATION
                            (a Delaware Corporation)

                            15,000,000 Upper DECS(SM)





                             UNDERWRITING AGREEMENT























Dated:  July 20, 2001

-----

(SM) Service mark of Salomon Smith Barney Inc.


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                               CENDANT CORPORATION
                            (a Delaware corporation)

                            15,000,000 Upper DECS(SM)





                             UNDERWRITING AGREEMENT


                                                                  July 20, 2001



SALOMON SMITH BARNEY INC.
388 Greenwich Street
New York, New York, 10013

Ladies and Gentlemen:

         Cendant Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Underwriter"), for whom Salomon Smith Barney Inc. ("Salomon Smith Barney") is acting as representative (in such capacity, the "Representative")15,000,000 of its Upper DECS on the terms and conditions stated herein and in Schedule II hereto. The UPPER DECS will initially consist of 15,000,000 units with a stated amount, per Upper DECS, of $50 (the "Stated Amount"). Each Upper DECS will initially consist of (a) a stock purchase contract (a "Purchase Contract") under which (i) the holder will agree to purchase from the Company on August 17, 2004 (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, shares of common stock, $.01 par value ("Common Stock"), of the Company equal to the Settlement Rate (as defined in the Purchase Contract Agreement referred to below) and (ii) the Company will agree to pay to the holder contract adjustment payments and (b) $50 principal amount of the Company's senior notes due 2006 (the "Notes") issued pursuant to the Indenture (as defined below).

         The Company also proposes to grant to the Underwriter an option to purchase up to an additional 2,250,000 of its Upper DECS to cover over-allotments (the "Option Securities"; the Option Securities, together with the Initial Securities, being hereinafter called the "Securities"). The Notes that will initially constitute a component of the Upper DECS are hereinafter sometimes referred to as the "Underlying Notes". In accordance with the terms of the Purchase Contract Agreement, to be dated as of July 27, 2001 (the "Purchase Contract Agreement"), between the Company and Bank One Trust Company, National Association,as purchase contract agent (the "Purchase Contract Agent"), the Underlying Notes will be pledged by the Purchase Contract Agent, on behalf of the holders of the Upper DECS, to The Chase Manhattan Bank, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, to be dated as of July 27, 2001 (the "Pledge Agreement"), among the Company, the Purchase



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Contract Agent and the Collateral Agent, to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. The shares of Common Stock issuable pursuant to the Purchase Contracts are hereinafter called the "Shares".

         The Notes are to be issued pursuant to an indenture dated as of February 24, 1998 (the "Base Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"), as amended and supplemented by a supplemental indenture to be dated July 27, 2001 (the "Supplemental Indenture") between the Company and the Trustee (the Base Indenture, as supplemented and amended by the Supplemental Indenture, being referred to as the "Indenture"). The Securities and the Indenture are more fully described in the Prospectus referred to below.

         Pursuant to a Remarketing Agreement (the "Remarketing Agreement") to be dated as of July 27, 2001, between the Company, the Purchase Contract Agent and Salomon Smith Barney Inc., the Notes may be remarketed, subject to certain terms and conditions.

         As used in this Agreement, the term "Operative Documents" means this Agreement, the Purchase Contract Agreement (including the Purchase Contracts), the Pledge Agreement, the Remarketing Agreement, the Notes, the Indenture and the Upper DECS.

         The Company filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-49405) for the registration of certain securities, including the Securities, the Underlying Notes and the Shares, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, in the form in which it became effective, including the exhibits and schedules thereto is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the form first furnished to the Underwriter by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Final Prospectus", provided, however, that all references to the "Registration Statement" and the "Final Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution and delivery of this Agreement; and provided, further, that all references to "Registration Statement" shall also include the registration statement filed by the Company with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), on July 19, 2001. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness but prior to the execution and delivery of this Agreement.

         All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any


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preliminary prospectus or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any preliminary prospectus or the Final Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Final Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is incorporated by reference in the Registration Statement, such preliminary prospectus or the Final Prospectus, as the case may be.

         It is understood that you propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

         The Company has entered into a merger agreement, dated as of June 18, 2001 (the "Merger Agreement") to purchase Galileo International Inc. (the "Acquisition").

         SECTION 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with each Underwriter as of the date hereof and as of the Closing Time (as defined in Section 2(b) hereof) that:

         (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

         (ii) On the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Company of any annual report on Form 10-K after the original filing of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof and at the Closing Time, (A) the Registration Statement, and any amendments and supplements thereto, comply and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, (B) neither the Registration Statement nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) neither the Final Prospectus nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements or omissions from the Registration Statement or Final Prospectus made in reliance upon and in conformity with information furnished to




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     the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Final Prospectus.

         Each preliminary prospectus and Final Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied as so filed in all material respects with the 1933 Act and the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Final Prospectus delivered to the Underwriter for use in connection with the offering of the Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Final Prospectus (other than the Company's Current Reports on Form 8-K dated January 27, 1998; February 6, 1998 and February 16, 1998), at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of Commission thereunder (the "1934 Act Regulations"), and at the time of filing or as of the time of any subsequent amendment, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading; and any additional documents deemed to be incorporated by reference in the Registration Statement or the Final Prospectus will, if and when such documents are filed with the Commission, or when amended, as appropriate, comply in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however that the representations and warranties in this subsection shall not apply to statements or omissions from the Registration Statement or Final Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Final Prospectus.

         (iv) The accountants (individually an "Accountant" and together the "Accountants") who have reported upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement are each independent public accountants as required by the 1933 Act and the 1933 Act Regulations with respect to (i) the Company and (ii) each corporation whose financial statements have been included in the Registration Statement for each of the years reported on by such Accountants.

         (v) The consolidated financial statements of the Company, Avis Group Holdings, Inc. and Galileo International, Inc. included or incorporated by reference in the Registration Statement and the Final Prospectus, together with the related schedules and notes, present fairly the financial position of the Company, Avis Group Holdings, Inc. and to the knowledge of the Company, Galileo International, Inc., as the case may be, and their consolidated subsidiaries as at the dates indicated and the results of their operations



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     for the periods specified. Except as otherwise stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Final Prospectus present fairly in accordance with GAAP the information required to be stated therein. The consolidated ratio of earnings to fixed charges included in the Final Prospectus has been calculated in compliance with
     Item 503(d) of Regulation S-K of the Commission. Any selected financial information and summary financial data included in the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Final Prospectus. Any pro forma financial statements and the related notes thereto included in the Registration Statement and the Final Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The Company has made all adjustments to its financial statements that have been required by the Commission through the date hereof in connection with the accounting irregularities described in the Prospectus Supplement.

         (vi) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, and except as otherwise stated therein, (A) there has been no material adverse change and no development with respect to either the Company or to the knowledge of the Company, Galileo International Inc. ("Galileo") that would result in a Material Adverse Effect (defined below) (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, that are material with respect to the Company and its subsidiaries, considered as one enterprise, nor any transactions entered into by Galileo, other than those in the ordinary course of business, which are material with respect to the Company, its subsidiaries and, to the knowledge of the Company, Galileo considered as one enterprise, and (C) except for regular dividends on the common stock in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or to the knowledge of the Company, by Galileo on any class of their stock. For purposes of this Agreement, "Material Adverse Effect" with respect to (1) any matter relating to the Company or any of its subsidiaries, means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (2) any matter relating to Galileo, means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, its subsidiaries and Galileo considered as one enterprise, whether or not arising in the ordinary course of business.

         (vii) The Company is duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware, with corporate power and



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     corporate authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Final
     Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

         (viii) Each significant subsidiary (as such term is defined in clauses
     (1) and (2) of Rule 1-02(w) of Regulation S-X promulgated under the 1933
     Act), if any, of the Company (each, a "Significant Subsidiary") is set forth on Schedule III hereto. Each Significant Subsidiary is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Final Prospectus, all of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, directly or through one or more Significant Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind (each, a "Lien"), except for such Liens as are not, individually or in the aggregate, material to the Company and its Significant Subsidiaries, considered as one enterprise.

         (ix) The authorized, issued and outstanding capital stock of the Company is as set forth in the Final Prospectus; since the date indicated in the Final Prospectus there has been no change in the consolidated capitalization of the Company and its subsidiaries (other than changes in outstanding common stock resulting from employee benefit plan or dividend reinvestment and stock purchase plan transactions); all of the issued and outstanding capital stock of the Company has been authorized and validly issued, is fully paid and non-assessable and conforms to the descriptions thereof contained in the Final Prospectus; and no holder thereof is or will be subject to personal liability by reason of being such a holder.

         (x) This Agreement has been duly authorized, executed and delivered by the Company.

         (xi) The Remarketing Agreement has been duly authorized by the Company and when executed and delivered by the Company will constitute the valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except as



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     rights to indemnification, contribution or exculpation thereunder may not be enforceable, and will conform in all material respects to the description thereof in the Final Prospectus.

         (xii) Each of the Purchase Contract Agreement, the Pledge Agreement, the Notes and the Indenture has been duly authorized and when executed and delivered by the Company (in the case of the Notes, in accordance with the Indenture) will constitute the valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will conform in all material respects to the description thereof in the Final Prospectus. The Notes will be entitled to the benefits of the Indenture.

         (xiii) The Merger Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the representations and warranties of the Company set forth in the Merger Agreement are true and correct in all material respects on the date hereof, except to the extent any such representation or warranty was expressly made as of another date, in which case such representation and warranty was true and correct at such date. The Merger Agreement is in full force, and the Company has performed all of its obligations thereunder required to be performed on or prior to the date hereof.

         (xiv) To the knowledge of the Company, the representations and warranties of Galileo set for in the Merger Agreement are true and correct in all material respects on the date hereof, except to the extent any such representation or warranty was expressly made as of another date, in which case such representation and warranty was true and correct at such date. The Merger Agreement is in full force, and Galileo has performed all of its obligations thereunder required to be performed on or prior to the date hereof; to the knowledge of the Company, there is no event or condition which would reasonably be expected to materially and adversely affect the ability of Galileo to consummate the Acquisition.

         (xv) The Upper DECS have been duly authorized and when executed and delivered by the Company will constitute the valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will conform in all material respects to the description thereof in the Final Prospectus. The



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     Upper DECS and the Shares have been duly registered under the 1934 Act; and
     the issuance of the Upper DECS is not subject to preemptive or other similar rights.

         (xvi) The Shares issuable pursuant to the Purchase Contract Agreement have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued and fully paid and non-assessable; and the issuance of such Shares is not and will not be subject to preemptive or other similar rights.

         (xvii) The Securities and the Indenture conform in all material respects to the respective statements relating thereto contained in the Final Prospectus and are in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

         (xviii) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws. None of the Company or any of its Significant Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, note, lease, loan or credit agreement or any other agreement or instrument (the "Agreements and Instruments") to which the Company or any of its Significant Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any Significant Subsidiary is subject, or in violation of any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets, which violation or default would, singly or in the aggregate, have a Material Adverse Effect.

         (xix) The execution, delivery and performance of this Agreement, the Indenture, the other Operative Documents and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the sale of the Shares pursuant to the Purchase Contracts and the use of proceeds from the sale of the Securities as described in the Final Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness of the



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     Company or any Significant Subsidiary (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary.

         (xx) Except as otherwise described in the Registration Statement and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or to the knowledge of the Company, threatened against or affecting the Company or any of its Significant Subsidiaries that is required to be disclosed in the Registration Statement and the Final Prospectus, or that might reasonably be expected to result in a Material Adverse Effect, or that might be reasonably expected to materially and adversely affect the consummation of this Agreement, the Indenture or the transactions contemplated herein or therein. The aggregate of all pending legal or governmental proceedings to which the Company or any Significant Subsidiary is a party or of which any of their respective properties or operations is the subject that are not described in the Registration Statement and the Final Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

         (xxi) Subject to each of the franchise and license agreements entered into by the Company or any of its Significant Subsidiaries, the Company and each of the Significant Subsidiaries own or have the unrestricted right to use such patents, patent licenses, trademarks, trademark licenses, service marks, service mark licenses and trade names and registrations thereof (collectively, "Intellectual Property") as are necessary to carry on their respective businesses as presently conducted, except where the failure to own or possess any of the Marks (as defined below) or Ramada Marks (as defined below) would not have a Material Adverse Effect. In addition to, and not in limitation of, anything else contained in this paragraph (xviii), the Company or a Significant Subsidiary (y) is the exclusive owner of all rights, title and interest (subject to all existing franchise and license agreements referred to above) in and to the Marks within the United States and outside the United States is the owner of the registrations and applications as are necessary to carry on its business as described in the Final Prospectus and as currently conducted, except where the failure to be such owner would not have a Material Adverse Effect and (z) is the exclusive licensee in the United States of the Ramada Marks. The Intellectual Property with respect to the Company's Century 21, Coldwell Banker, ERA, Days Inns of America, Inc., Super 8 Motels, Inc., Villager Franchise Systems, Inc., Knights Franchise Systems, Inc., Howard Johnson, Travelodge Hotels, Inc., Avis Rent A Car, Inc. and Resort Condominiums International, LLC businesses (each as described in the Final Prospectus and as currently conducted) is referred to herein as the "Marks" and the Intellectual Property with respect to the Company's Ramada business (as described in the Final Prospectus and as currently conducted) is referred to herein as the "Ramada Marks."

         (xxii) To the best knowledge of the Company without having made any inquiry or independent investigation, no labor problem exists with the employees of any party that licenses a franchise, directly or indirectly, from a Significant Subsidiary (a "Franchisee") or is imminent that could reasonably be expected to have a Material Adverse Effect.

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         (xxiii) To the best knowledge of the Company, no dispute exists or is imminent with any Franchisee that could reasonably be expected to have a Material Adverse Effect.

         (xxiv) Each Franchisee is such by virtue of being a party to a franchise contract with either the Company or a Significant Subsidiary and assuming each such contract has been duly authorized, executed and delivered by the parties thereto, other than the Company or a Significant Subsidiary, each such contract constitutes a valid, legal and binding obligation of each party thereto, enforceable against the Company or a Significant Subsidiary in accordance with its terms, except (A) for any one or more of such franchise contracts as would not have a Material Adverse Effect, and (B) to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (xxv) The Company and each Significant Subsidiary have complied and are currently complying in all material respects with the rules and regulations of the United States Federal Trade Commission and the comparable laws, rules and regulations of each state or state agency applicable to the franchising business of the Company and such Significant Subsidiary in each state in which the Company or such Significant Subsidiary is doing business. The Company and each Significant Subsidiary have complied and are currently complying in all material respects with the Federal Real Estate Settlement Procedures Act and the real estate brokerage laws, rules and regulations of each state or state agency applicable to the real estate franchising business of the Company and such Significant Subsidiary in each state in which the Company or such Significant Subsidiary is doing business.

         (xxvi) No authorization, approval, consent, order, registration or qualification of or with any court or governmental authority or agency is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or in the other Operative Documents or for the due execution, delivery or performance of the Indenture by the Company, except such as have been obtained and made under the federal securities laws and such as may be required under state or foreign securities or Blue Sky laws.

         (xxvii) The Company is not, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Final Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (xxviii) None of the Company or its Significant Subsidiaries has taken any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or its common stock, in each case in violation of applicable law.

         (xxix) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement, any preliminary prospectus or the Final Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

         (b) Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriter; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price to the Underwriter set forth in Schedule II, the principal amount of Securities set forth in Schedule I opposite the name of such Underwriter, plus any additional number of Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 of this Agreement.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 2,250,000 of its Upper DECS at the price per Security set forth in
Schedule II. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, the Underwriter will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I opposite its name.

         (c) Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York time) on the third business day after the date of this Agreement (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

         Payment for the Securities purchased by the Underwriter shall be made by wire transfer of immediately available funds, payable to the Company, against delivery to the accounts of the Underwriter of the Securities to be purchased by it. It is understood that the Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Salomon Smith Barney, individually, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by an Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least two full business days before the Closing Time. The certificates for Securities will be made available in New York City for examination by the Underwriter no later than 10:00 a.m. (New York time) on the business day prior to the Closing Time.

         SECTION 3. Covenants of the Company. The Company agrees with the Underwriter as follows:

         (a) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the principal amount of the Securities and their terms not otherwise specified in the Indenture, the name of each Underwriter participating in the offering and the principal amount of the Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriter in connection with the offering, the price at which the Securities are to be purchased by the Underwriter from the Company, any initial public offering price, any selling concession and reallowance, and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriter as many copies of any preliminary prospectus and the Final Prospectus as they shall reasonably request.

         (b) During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will notify the Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Final Prospectus, (ii) the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (v) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities under state securities or Blue Sky laws or the initiation or threatening of any proceeding for such purpose. The Company will make all reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to promptly obtain the lifting thereof.

         (c) During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) of the 1933 Act Regulations), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Final Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise; will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be; and will not file any such documents to which the Underwriter or counsel for the Underwriter shall reasonably object.

         (d) The Company will deliver to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriter. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) The Company will furnish to each Underwriter, without charge, during the period when the Final Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Final Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Final Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (f) The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Final Prospectus. If at any time when the Final Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Final Prospectus in order that the Final Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(c) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriter, without charge, such number of copies of such amendment or supplement as the Underwriter may reasonably request.

         (g) The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with distribution of the Securities.

         (h) The Company will make generally available to its securityholders as soon as practicable, but not later than 45 days (or 90 days, in the case of a period that is also the Company's fiscal year) after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Final Prospectus under "Use of Proceeds."

         (j) The Company, during the period when the Final Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (k) For a period of 90 days from the date of this Agreement, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any securities, purchase contracts or shares of Common Stock or securities convertible into or exchangeable for Common Stock or substantially similar securities (other than issuances of shares of Common Stock as consideration in acquisitions by the Company of unaffiliated entities and currently contemplated issuances of shares of Common Stock to Galileo International, Inc.) or any debt securities, or sell or grant options, rights or warrants with respect to any securities, purchase contracts or shares of Common Stock or securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the Shares, options granted pursuant to employee stock option plans existing on the date hereof and shares sold or disposed of more than 30 days after the date hereof pursuant to the exercise of currently outstanding options granted under such plans), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such securities, purchase contracts or shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Salomon Smith Barney (other than transfers of shares of Common Stock to affiliates to the extent that the recipient agrees in writing to be bound by the restrictions set forth herein); and to cause each executive officer (as defined for purposes of
     Section 16 of the Exchange Act) and director of the Company to furnish to the Underwriter, prior to the Delivery Date, an executed letter in a form acceptable to Salomon Smith Barney relating to such matters;

         (l) For a period of two years from the Closing Time, the Company will furnish to the Representatives copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such similar forms (including any amendments or supplements thereto) as may be designated by the Commission, and such other documents, reports and information (including any amendments or supplements thereto) as shall be furnished by the Company to its stockholders or securityholders generally, provided, however, that the Company shall not be required to provide the Representatives with any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR.

         (m) Neither the Company nor its Significant Subsidiaries will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or its common stock, in each case, in violation of applicable law.

         (n) The Company will reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient shares of Common Stock to satisfy its obligations to issue Shares upon settlement of the Purchase Contracts.

         SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, expenses related to the following, if incurred: (i) the preparation, delivery, printing and filing of the Registration Statement and Final Prospectus as originally filed (including financial statements and exhibits) and of each amendment thereto; (ii) the printing and delivery to the Underwriter of this Agreement, any Agreement among Underwriter and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities; (iii) the preparation, issuance and delivery of the certificates for the Securities; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including the transfer agents and registrars), as well as fees and disbursements of the Trustee and any Depositary, and their respective counsel;
(v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey; (vi) the printing and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Final Prospectus and any amendments or supplements thereto; (vii) the printing and delivery to the Underwriter of copies of the Blue Sky Survey and any Legal Investment Survey, if any; (viii) any fees payable in connection with the rating of the Securities by nationally recognized statistical rating organizations; (ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriter in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities; and (x) any fees payable to the Commission.

         If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Shearman & Sterling, counsel for the Underwriter.

         SECTION 5. Conditions of Underwriter' Obligations. The obligations of the Underwriter to purchase and pay for the Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company herein contained at the date of this Agreement and at the Closing Date or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

         (a) On the date hereof and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriter.

         (b) At the Closing Time the Underwriter shall have received:

             (1) The favorable opinion, dated as of the Closing Time, of Eric J. Bock, Senior Vice President-Law and Corporate Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Underwriter as set forth on Exhibit A attached hereto.

             (2) The favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, in form and substance satisfactory to counsel for the Underwriter as set forth on Exhibit B attached hereto.

             (3) The favorable opinion, dated as of the Closing Time, of Steven Wagner, counsel for Bank One Trust Company, National Association,as Purchase Contract Agent, in form and substance satisfactory to counsel for the Underwriter as set forth on Exhibit C attached hereto.

             (4) The favorable opinion, dated as of the Closing Time, of Shearman & Sterling, counsel for the Underwriter, in form and substance satisfactory to the Underwriter, with respect to the issuance and sale of the Securities, and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (c) Between the date of this Agreement and the Closing Time, no material adverse change shall have occurred in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Significant Subsidiaries, considered as one enterprise, whether or not in the ordinary course of business.

         (d) At the Closing Time, the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company to the effect that (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Significant Subsidiaries considered as one enterprise, whether or not in the ordinary course of business, (ii) the representations and warranties in Section 1 hereof are true and correct as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of such officers, threatened by the Commission.

         (e) At the time of the execution of this Agreement, the Underwriter shall have received letters from Deloitte & Touche LLP and KPMG LLP, dated such date and substantially in the form of Exhibit D, Exhibit E and Exhibit F attached hereto, respectively.

         (f) At the Closing Time, the Underwriter shall have received a letter or letters from each Accountant that furnished a letter pursuant to subsection (e) of this Section, dated as of the Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

         (g) At the Closing Time counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

         (h) Between the date of this Agreement and the Closing Time, and at the Closing Time, (i) the Securities shall be rated in one of the four highest rating categories for debt securities ("Investment Grade") by at least one nationally recognized statistical rating agency, and the Company shall have delivered to the Underwriter a letter, dated the Closing Time, from such nationally recognized statistical rating agency, or other evidence satisfactory to the Underwriter, confirming that the Securities have Investment Grade ratings, (ii) there shall not have occurred any decrease in the rating assigned to the Securities or any securities of the Company by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g)(2) under the 1933 Act Regulations since the date of this Agreement, and (iii) no such organization shall have publicly announced that it has under surveillance or review, without indicating an improvement, its rating of the Securities or any securities of the Company.

         (i) In the event that the Underwriter exercise its option provided in
     Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificate furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received.

             (1) A certificate, dated such Date of Delivery, signed by the President or a Vice President,and the Chief financial officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(d)hereof remains true and correct as of such Date of Delivery.

             (2) The opinion of Eric J. Bock, Senior Vice President and Corporate Secretary to the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(1).

             (3) The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

             (4) The opinion from counsel for Bank One Trust Company, National Association,as Purchase Contract Agent, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(3).

             (5) The opinion of Shearman & Sterling, counsel for the underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                    Section 5(b)(4) hereof.

             (6) Letters from Deloitte & Touche LLP and KPMG LLP, in form and substance satisfactory to the Representative and dated such Date of delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time prior to the Closing Time, and such termination shall be without liability to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

         (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives, other than as provided in Section 6(d) below), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Final Prospectus (or any amendment or supplement thereto) or (B) made in any preliminary prospectus and corrected in the Final Prospectus, as supplemented, where the person asserting any such loss, liability, claim, damage or expense purchased the Securities that are the subject thereof, and it shall have been established (i) that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) in any case where such delivery is required by the 1933 Act and (ii) the Company shall have previously furnished copies thereof in sufficient quantities to such Underwriter. The Company acknowledges that (a) the statements set forth in last paragraph of the cover page regarding delivery of the Securities and (b) under the heading "Underwriting" (x) the sentences related to concessions and reallowances and (y) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Final Prospectus.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Final Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) above effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) above affected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this

Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriter' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule I to this Agreement, and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company or its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities to the Underwriter.

         SECTION 9. Termination of Agreement. (a) The Underwriter may terminate this Agreement, by notice to the Company at any time at or prior to the Closing Time, if (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change or any development that could reasonably be expected to result in a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Significant Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of hostilities or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions the effect of which is such as to make it, in the judgment of the Representatives impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or limited by the Commission, NASD or the New York Stock Exchange, or if trading generally on either the American Stock Exchange, the New York Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York State, New Jersey, or Delaware authorities.

         (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further, that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter c/o Salomon Smith Barney at 388 Greenwhich Street, New York, New York 10013, Attention of Caesar Sweitzer, Managing Director, with a copy to Shearman & Sterling, Attention of Robert Evans III, Esq.; notices to the Company shall be directed to it at Cendant Corporation, 9 West 57th Street, New York, New York 10019, Attention of Eric J. Bock, Esq., Senior Vice President - Law.

         SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriter and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME UNLESS OTHERWISE INDICATED.

         SECTION 13. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 14. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement between the Company and the Underwriter in accordance with its terms.


                                                     Very truly yours,

                                                     CENDANT CORPORATION


                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:


SALOMON SMITH BARNEY INC.


By:
   --------------------------------
         Authorized Signatory

                                   SCHEDULE I

                              15,000,000 UPPER DECS

Name of Underwriter                                            Principal Amount
-------------------                                            ----------------

Salomon Smith Barney Inc....................................      15,000,000
                                                                  ==========
    TOTAL................ ..................................      15,000,000

                                   SCHEDULE II



                                                             Dated July 20, 2001


                               CENDANT CORPORATION

                              15,000,000 UPPER DECS





1. The offering price per Security, determined as provided in said Section 2, shall be $50.


2. The purchase price per Security to be paid by the several Underwriter shall be $48.50, being an amount equal to the offering price set forth above less $1.50 per Security.

                                  SCHEDULE III
                     Significant Subsidiaries of the Company
                     ---------------------------------------



Cendant Mortgage Corporation
TM Acquisition Corp.
HFS New York Corp.
Avis Rent-a-Car Systems, Inc.
D.L. Peterson Trust
Raven Funding LLC
Greyhound Funding LLC

                                                                       Exhibit A

          FORM OF OPINION OF ERIC BOCK SENIOR VICE PRESIDENT - LAW AND
                       CORPORATE SECRETARY OF THE COMPANY

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth above, I am of the opinion that:

         (i) The Company has been incorporated and is validly existing as a corporation under the laws of the State of Delaware.

         (ii) The Company has corporate power and authority (i) to own, lease and operate its properties and to conduct its business as described in the Prospectus and (ii) to enter into this Agreement, the Remarketing Agreement, the Purchase Contract Agreement, the Pledge Agreement, the Indenture, the Supplemental Indenture and to perform its obligations under, or as contemplated under, each thereof.

         (iii) The Company is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

         (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to incentive compensation plan, employee benefit plan or dividend reinvestment and stock purchase plan transactions), and the shares of issued and outstanding capital stock of the Company have been authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder.

         (v) Each Significant Subsidiary (as such term is defined in clauses (1) and (2) of Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) is forth on Schedule III to the Underwriting Agreement. Each Significant Subsidiary is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, directly or through one or more Significant Subsidiaries, free and clear of any Lien, except for such Liens as are not, individually or in the aggregate, material to the Company and its Significant Subsidiaries, considered as one enterprise.

         (vi) Each of the documents incorporated by reference in the Registration Statement or the Prospectus at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which I need express no belief), complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable.

         (vii) The Securities have been authorized for issuance and sale to the Underwriter pursuant t this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued and fully paid and non-assessable.

         (viii) The Shares subject to the Purchase Contract Agreement have been validly authorized and reserved for issuance and, when issued and delivered by the Company in accordance with the provisions of the Purchase Contract Agreement, the Purchase Contracts and the Pledge Agreement, will be fully paid and non-assessable; the issuance of such Shares will not be subject to preemptive or other similar rights arising by law or otherwise.

         (ix) The issuance of the Securities is not subject to preemptive or other similar rights arising by law or otherwise.

         (x) This Agreement and the Remarketing Agreement have been duly authorized, executed and delivered by the Company.

         (xi) The entry by the Company into the Purchase Contracts underlying the Securities that are Upper DECS, offer of the Securities as contemplated herein and in the Prospectus, the issue of the Shares and the sale of the Shares by the Company pursuant to the Purchase Contracts; the execution, delivery and performance of this Agreement, the Remarketing Agreement, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement, the Indenture and the Securities, and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Final Prospectus under the caption "Use of Proceeds") and compliance by the Company with obligations hereunder and thereunder, have been authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their assets, properties, or operations (except for such violations that would not result in a

     Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary.

         (xii) There are no statutes required to be described in or incorporated by reference in the Registration Statement that are not described or incorporated by reference; and there are no legal or governmental proceedings pending or, to my knowledge, threatened that are required to be disclosed or incorporated by reference in the Registration Statement, other than those disclosed or incorporated by reference therein.

         (xiii) There are no contracts, indentures, mortgages, agreements, notes, leases or other instruments required to be described or referred to or incorporated by reference in the Registration Statement or to be filed as exhibits thereto other than those described or referred to or incorporated by reference therein or filed as exhibits thereto; and the descriptions thereof or references thereto are true and correct in all material respects.

         Moreover, nothing has come to my attention that causes me to believe that the Registration Statement, on the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of any annual report on Form 10-K after the filing of the Registration Statement, or on the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, at the time the Prospectus Supplement was issued at the time any such amended or supplemented Prospectus was issued or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that I express no opinion or belief with respect to the financial statements, schedules and other financial data included therein or excluded therefrom.

                                                                       Exhibit B

           FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth above, we are of the opinion that:

         (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is effective under the 1933 Act; any required filing of a preliminary prospectus and of the Final Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

         (ii) The Registration Statement as of its effective date and the Final Prospectus and each amendment or supplement thereto as of its issue date and as of the date hereof (in each case, other than the financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein or the Statements of Eligibility on Form T-1, as to which we express no belief), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and the Indenture complied as to form in all respects with the requirements of the 1939 Act and the 1939 Act Regulations.

         (iii) Each of the Purchase Contract Agreement, the Remarketing Agreement, the Pledge Agreement and the Indenture has been duly authorized, executed and delivered by the Company, and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity);

         (iv) The Upper DECS have been duly authorized by the Company and, when duly authenticated in accordance with the terms of the Purchase Contract Agreement and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement and assuming the certificates evidencing the Upper DECS have been duly executed by the Purchase Contract Agent as attorney-in-fact of the holders thereof, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Purchase Contract Agreement, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity);

         (v) The Notes have been duly authorized by the Company for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment of the Upper DECS of which they are a part in accordance with the terms of this Agreement and the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity);

         (vi) The Shares initially subject to the Purchase Contract Agreement have been duly authorized and reserved for issuance by the Company and, when issued by the Company in accordance with the provisions of the Purchase Contract Agreement and the Purchase Contracts, will be validly issued, fully paid and non-assessable;

         (vii) The certificates for the Upper DECS are in the respective forms contemplated by the Purchase Contract Agreement, the certificates for the Notes are in the forms contemplated by the Indenture and the certificates for the Shares comply with all applicable requirements of the General Corporation Law of the State of Delaware;

         (viii) The Indenture has been authorized, executed and delivered by the Company and, assuming authorization, execution, and delivery thereof by the Trustee, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture has been duly qualified under the 1939 Act.

         (ix) The statements included in the Final Prospectus under the captions "Description of the Upper DECS and Stripped DECS", "Description of the Forward Purchase Contracts", "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement", "Description of the Senior Notes", "Description of the Debt Securities" and "Description of Capital Stock", to the extent that they purport to summarize provisions of the Purchase Contract Agreement, the Remarketing Agreement, the Pledge Agreement, the Indenture, the Notes, the Upper DECS and the Company's charter and by-laws or legal matters, fairly summarize, in all material respects, such provisions or matters;

         (x) To the extent that the statements in the Final Prospectus under the caption "Certain Federal Income Tax Consequences" purport to describe specific provisions of the Internal revenue Code or legal matters, such statements fairly present, in all material respects, an accurate summary of such provisions or matters;

         (xi) No authorization, approval, consent, order, registration or qualification of or with any court or governmental authority or agency is required for the execution, delivery and performance by the Company of this Agreement, the Indenture, the other Operative Documents or the Securities, except such as have been obtained and made under the federal securities laws and such as may be required under state and foreign securities or Blue Sky laws.

         (xii) The Company is not required to be registered as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         We have been orally advised by the Commission that the Registration statement was declared effective under the 1933 Act at [ ] [ ].m., New York City time, on [ ], 1998 and, we have been advised by the Commission that no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued and, to the best of our knowledge, no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

         In addition, we have participated in conferences with officers and representatives of the Company, representatives of the independent accountants of the Company, and you and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and we have made no independent check or verification thereof, except as set forth in numbered paragraph (ix) above, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial data included therein or excluded therefrom, including any Forms T-1.

                                                     Very truly yours,

                                                                       Exhibit C

                       FORM OF OPINION OF COUNSEL FOR THE
                             PURCHASE CONTRACT AGENT

         (i) Bank One Trust Company is duly incorporated and is validly existing as a banking corporation with trust powers under the laws of the United States with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement and the Pledge Agreement.

         (ii) The execution, delivery and performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement, and the authentication and delivery of the Securities, have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent. The Purchase Contract Agreement and the Pledge Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the legal, valid and binding obligations of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         (iii) the execution, delivery and performance of the Purchase Contract Agreement and the Pledge Agreement by the Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent.

         (iv) no consent, approval or authorization of, or registration with or notice to, any New York or federal governmental authority or agency is required for the execution, delivery or performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement.

                                                                       Exhibit D

                         LETTER OF DELOITTE & TOUCHE LLP
                                 FOR THE COMPANY

                                                                       Exhibit E

                         LETTER OF DELOITE & TOUCHE LLP
                          FOR AVIS GROUP HOLDINGS, INC

                                                                       Exhibit F

                         LETTER OF KPMG PEAT MARWICK LLP